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                                                                   EXHIBIT 3.133



    STATE OF DELAWARE
   SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 09:00 AM 05/12/1998
  981181629 - 2895423


                            CERTIFICATE OF FORMATION

                                       OF

                         OUTDOOR PROMOTIONS DENVER, LLC

         1. The name of the limited liability company is Outdoor Promotions Denver, LLC.

         2. The address of its registered office in the State of Delaware is United Corporate Services, Inc., 15 East North Street, Dover, Kent County, Delaware, 19901. The name of its registered agent at such address is United Corporate Services, Inc..

         3. This Certificate of Formation shall be effective upon filing.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Outdoor Promotions Denver, LLC as of this 12th day of May, 1998.

                                             /s/ Jennifer Bertsch
                                             ---------------------------
                                             Jennifer Bertsch
                                             Organizer